EXHIBIT 99.1

February 27, 2025

EOG Resources Reports Fourth Quarter and Full-Year 2024 Results; Announces 2025 Capital Plan

HOUSTON – (PR Newswire) – EOG Resources, Inc. (EOG) today reported fourth quarter and full-year 2024 results. The attached supplemental financial tables and schedules for the reconciliation of non-GAAP measures to GAAP measures and related definitions, along with a related presentation, are also available on EOG's website at http://investors.eogresources.com/investors.

Key Financial Results

In millions of USD, except per-share, per-Boe and ratio data

GAAP	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023	FY 2024	FY 2023
Total Revenue	5,585	5,965	6,025	6,123	6,357	23,698	24,186
Net Income	1,251	1,673	1,690	1,789	1,988	6,403	7,594
Net Income Per Share	2.23	2.95	2.95	3.10	3.42	11.25	13.00
Net Cash Provided by Operating Activities	2,763	3,588	2,889	2,903	3,104	12,143	11,340
Total Expenditures	1,446	1,573	1,682	1,952	1,634	6,653	6,818
Current and Long-Term Debt	4,752	3,776	3,784	3,791	3,799	4,752	3,799
Cash and Cash Equivalents	7,092	6,122	5,431	5,292	5,278	7,092	5,278
Debt-to-Total Capitalization	13.9%	11.3%	11.5%	11.7%	11.9%	13.9%	11.9%
Cash Operating Costs ($/Boe)	10.15	10.15	10.11	10.37	10.52	10.19	10.33
Non - GAAP							
Adjusted Net Income	1,535	1,644	1,807	1,626	1,783	6,612	6,825
Adjusted Net Income Per Share	2.74	2.89	3.16	2.82	3.07	11.62	11.69
CFO before Changes in Working Capital	2,635	2,988	3,042	2,928	2,989	11,593	11,149
Capital Expenditures	1,358	1,497	1,668	1,703	1,512	6,226	6,041
Free Cash Flow	1,277	1,491	1,374	1,225	1,477	5,367	5,108
Net Debt	(2,340)	(2,346)	(1,647)	(1,501)	(1,479)	(2,340)	(1,479)
Net Debt-to-Total Capitalization	(8.7%)	(8.6%)	(6.0%)	(5.5%)	(5.6%)	(8.7%)	(5.6%)
Cash Operating Costs ($/Boe)[1]	10.15	10.05	10.11	10.37	10.52	10.17	10.33

Fourth Quarter Highlights

- Earned adjusted net income of $1.5 billion, or $2.74 per share
- Generated $1.3 billion of free cash flow
- Declared regular quarterly dividend of $0.975 per share and repurchased $981 million of shares
- Oil and gas volumes, and total per-unit operating costs better than guidance midpoints

Full-Year 2024 Highlights and 2025 Capital Plan

- Generated $5.4 billion of free cash flow and returned $5.3 billion to shareholders
- Replaced 201% of 2024 production at a finding and development cost, excluding price revisions, of $7.03 per Boe (GAAP) and $6.68 per Boe (Non-GAAP)
- Reduced average well costs 6% across multi-basin portfolio
- Announced $6.2 billion 2025 capital plan to grow oil production 3% and total production 6%
- EOG and Bapco Energies entered into a strategic participation agreement in Bahrain

4Q24 Press Release 1

Fourth Quarter and Full-Year 2024 Highlights

Volumes and Capital Expenditures

	4Q 2024	4Q 2024 Guidance Midpoint	3Q 2024	2Q 2024	1Q 2024	4Q 2023	FY 2024	FY 2023
Volumes								
Crude Oil and Condensate (MBod)	494.6	493.0	493.0	490.7	487.4	485.2	491.4	475.8
Natural Gas Liquids (MBbld)	252.5	260.0	254.3	244.8	231.7	235.8	245.9	223.8
Natural Gas (MMcfd)	2,092	2,075	1,970	1,872	1,858	1,831	1,948	1,711
Total Crude Oil Equivalent (MBoed)	**1,095.7**	**1,098.9**	**1,075.7**	**1,047.5**	**1,028.8**	**1,026.2**	**1,062.1**	**984.8**
Capital Expenditures ($MM)	**1,358**	**1,330**	**1,497**	**1,668**	**1,703**	**1,512**	**6,226**	**6,041**

From Ezra Yacob, Chairman and Chief Executive Officer

"2024 was another year of strong execution for EOG. Oil and total volumes were higher than our original plan, capital expenditures were on target, and we continued to lower cash operating costs. We improved productivity and base production performance through innovations in completion design and artificial lift automation. Along with better productivity, sustainable efficiency improvements from extended laterals and EOG's in-house drilling motor program helped lower well costs 6%. Our comprehensive marketing strategy continued to deliver peer-leading U.S. price realizations, further maximizing margins across our portfolio. 2024 also marked another year of progress in the Utica and Dorado plays that resulted in consistent, strong results helping to support higher activity going forward.

"EOG's operational execution supported the company's exceptional financial performance and record cash return to shareholders in 2024. We generated $5.4 billion in free cash flow and returned $5.3 billion, or 98%, to shareholders. This robust cash return was anchored by our sustainable, growing regular dividend, which we increased by 7%, and included $3.2 billion in share repurchases. Since we initiated share repurchases in 2023, we have reduced our share count by approximately 5%. As we continue to optimize our capital structure, our strong cash flow generation and industry-leading balance sheet better position us to deliver shareholder value through the cycles.

"We are excited about 2025 where we have detailed a disciplined plan that builds on last year's success and lays a foundation for the future. Our comprehensive investment approach, focused on returns and optimizing value from our diverse portfolio of multi-basin assets, coupled with our industry-leading exploration expertise, provide long-term visibility for high returns and strong free cash flow generation. EOG has never been better positioned to deliver long-term shareholder value and we remain focused on being among the highest return and lowest cost producers, committed to strong environmental performance and playing a significant role in the long-term future of energy."

4Q24 Press Release 2

Fourth Quarter 2024 Financial Performance

Earnings per Share 4Q 2024 vs 3Q 2024

GAAP

$2.95
($0.22)
$0.04
$0.04
($0.20)
($0.38)
$2.23
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Adjusted Non-GAAP

$2.89
($0.22)
$0.05
$0.03
($0.06)
$0.05
$2.74
3Q EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
4Q EPS

Prices
- Crude oil prices decreased in 4Q compared with 3Q, partially offset by an increase in NGL and natural gas prices from 3Q

Volumes
- Oil production of 494,600 Bopd was above the midpoint of the guidance range and up from 3Q
- NGL production was below the midpoint of the guidance range and down from 3Q
- Natural gas production was above the midpoint of the guidance range and up 6% from 3Q
- Total company equivalent production was below the midpoint of the guidance range but increased 2% from 3Q

Per-Unit Costs
- LOE, GP&T, and DD&A expenses decreased in 4Q compared with 3Q, while G&A costs increased

Hedges
- Mark-to-market hedge losses decreased GAAP earnings per share in 4Q compared with 3Q
- Cash received to settle hedges decreased from 3Q, lowering adjusted non-GAAP earnings per share

Change in Cash 4Q 2024 vs 3Q 2024

$Billions

6.1
2.6
(1.4)
(0.5)
(1.0)
1.0
0.3
7.1
$1.28 Bn Free Cash Flow
Cash at 9/30/24
CFO
Capex
Dividends
Share Buybacks
Bond Offering
Working Capital & Other
Cash at 12/31/24

Free Cash Flow
- Cash flow from operations before changes in working capital was $2.64 billion
- Incurred $1.36 billion of capital expenditures
- This resulted in $1.28 billion of free cash flow

Cash Return and Working Capital
- Paid $509 million in regular dividends
- Repurchased $981 million of stock
- Completed a $1.0 billion bond offering

4Q24 Press Release 3

Full-Year 2024 Financial Performance

Earnings per Share 2024 vs 2023

GAAP

$13.00
($1.66)
$0.78
($0.38)
($0.85)
$0.36
$11.25
2023 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2024 EPS

Adjusted Non-GAAP

$11.69
($1.66)
$0.81
($0.37)
$0.45
$0.70
$11.62
2023 EPS
Prices
Volumes
Per-Unit Costs
Hedges
Other2
2024 EPS

Prices
- Crude oil prices decreased 2%
- NGL prices increased 1%
- Natural gas prices decreased 22%

Volumes
- Oil production increased 3% to 491,400 Bopd
- NGL production increased 10%
- Natural gas production increased 14%
- Total company equivalent production increased 8%

Per-Unit Costs
- Lower LOE, GP&T, and G&A costs were offset by higher DD&A expenses in 2024

Hedges
- Lower mark-to-market hedge gains contributed to lower GAAP earnings per share in 2024 compared with 2023
- Higher net cash received to settle hedges partially offset lower commodity prices in 2024

Change in Cash 2024 vs 2023

$Billions

5.3
11.6
(6.2)
(2.1)
(3.2)
1.0
0.7
7.1
$5.4 Bn Free Cash Flow
Cash at 12/31/23
CFO
Capex
Dividends
Share Buybacks
Bond Offering
Working Capital & Other
Cash at 12/31/24

Free Cash Flow
- Cash flow from operations before changes in working capital was $11.6 billion
- Incurred $6.2 billion of capital expenditures
- This resulted in $5.4 billion of free cash flow

Cash Return and Working Capital
- Paid $2.1 billion in regular dividends
- Repurchased $3.2 billion of stock
- Completed a $1.0 billion bond offering
- Postponement of tax payments associated with severe weather tax relief accounted for approximately $700 million of the increase from working capital and other items

4Q24 Press Release 4

Fourth Quarter 2024 Operating Performance and Cash Return

Cash Operating Costs

$ per Boe

10.52
10.37
10.11
10.05
10.55
10.15
G&A1
2.03
1.73
1.58
1.59
1.90
1.87
GP&T3
4.49
4.41
4.44
4.50
4.45
4.37
LOE
4.00
4.23
4.09
3.96
4.20
3.91
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024 Guidance Midpoint
4Q 2024

Depreciation, Depletion and Amortization

$ per Boe

9.85
11.47
10.32
10.42
10.35
10.11
4Q 2023
1Q 2024
2Q 2024
3Q 2024
4Q 2024 Guidance Midpoint
4Q 2024

Lease and Well

- QoQ: Decreased primarily due to lower well service and labor costs
- Guidance Midpoint: Lower primarily due to lower workover expenses, labor and fuel costs

Gathering, Processing and Transportation Costs

- QoQ: Decreased primarily due to lower oil transportation expenses
- Guidance Midpoint: Lower primarily due to lower compression-related fuel cost

General and Administrative

- QoQ: Higher due to higher employee-related expenses and professional fees
- Guidance Midpoint: Lower due to lower employee-related expenses

Depreciation, Depletion and Amortization

- QoQ: Lower primarily due to the addition of lower cost reserves and positive reserve revisions
- Guidance Midpoint: Lower primarily due to the addition of lower cost reserves and positive reserve revisions

Regular Dividend and Fourth Quarter Share Repurchases

The Board of Directors today declared a dividend of $0.975 per share on EOG's common stock. The dividend will be payable April 30, 2025, to stockholders of record as of April 16, 2025. The indicated annual rate is $3.90 per share, reflecting a 7% increase compared with 2024.

During the fourth quarter, the company repurchased 7.8 million shares for $981 million under its share repurchase authorization, at an average purchase price of $126 per share.

For full-year 2024, the company repurchased 25.8 million shares for $3.2 billion under its share repurchase authorization, at an average purchase price of $123 per share. EOG has $5.8 billion remaining on its current repurchase authorization.

4Q24 Press Release 5

2024 Reserves

Finding and Development Cost

Excluding Price Revisions, $ per Boe

GAAP

8.64
7.67
6.08
5.80
8.05
7.03
2019
2020
2021
2022
2023
2024

Adjusted Non-GAAP

8.02
6.69
5.57
5.13
7.20
6.68
2019
2020
2021
2022
2023
2024

Finding and Development Cost

Finding and development cost, excluding price revisions, decreased in 2024 to $6.68 per Boe, due to higher year-over-year well performance and cost reductions. Proved developed finding cost, excluding price revisions, was $8.71 per Boe (GAAP) and $8.04 per Boe (Non-GAAP) in 2024.

2024 Reserve Replacement

Proved Reserves, MMBoe

4,498
(391)
580
(8)
215
(146)
4,748
201% Replacement Ratio
Beg 2024
Production
Ext & Disc
Acq & Divest
OTP Revision
Price Revision
End 2024

Reserve Replacement

Total proved reserves increased 6% in 2024. Extensions and discoveries added 580 MMBoe of proved reserves in 2024. Revisions other than price increased proved reserves by 215 MMBoe. Net proved reserve additions from all sources, excluding price revisions, replaced 201% of 2024 total production.

4Q24 Press Release 6

2025 Capital Program

Disciplined Reinvestment Across Multi-Basin Portfolio

DIRECT
INDIRECT
$6.2 Bn
Capital Program[7]
Domestic
International
Exploration
G&P, Environmental, Other
Facilities
Strategic Infrastructure

+3%
Oil Production[7]
+6%
Total Production[7]

$10.50
G&A
LOE
GP&T
Cash Operating Costs [7]
$10.40
DD&A [7]

2025 Capital Program

Total expenditures for 2025 are expected to range from $6.0 to $6.4 billion, including exploration and development drilling, facilities, leasehold acquisitions, capitalized interest, dry hole costs, and other property, plant and equipment, and excluding property acquisitions, asset retirement costs and non-cash exchanges and transactions. The capital program also excludes certain exploration costs incurred as operating expenses.

The disciplined capital program is anchored by steady year-over-year activity levels in the Delaware Basin, with a step up in activity in the Utica and Dorado plays. The plan delivers 3% oil volume growth and 6% total volume growth through the drilling and completion of 605 net wells across EOG's multi-basin portfolio of high return inventory.

The capital program also funds the completion of strategic infrastructure projects and international investment opportunities, including exploration projects in Trinidad and Bahrain.

EOG and Bapco Energies Entered Into a Strategic Participation Agreement in Bahrain

The companies will evaluate a natural gas exploration prospect with planned drilling activity in 2025. The transaction is subject to further government approvals.

4Q24 Press Release 7

Fourth Quarter 2024 Results vs Guidance

(Unaudited)

See "Endnotes" below for related discussion and definitions.

	4Q 2024	4Q 2024 Guidance Midpoint	Variance	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Crude Oil and Condensate Volumes (MBod)							
United States	493.5	491.9	1.6	491.8	490.1	486.8	484.6
Trinidad	1.1	1.1	0.0	1.2	0.6	0.6	0.6
Total	494.6	493.0	1.6	493.0	490.7	487.4	485.2
Natural Gas Liquids Volumes (MBbld)							
Total	252.5	260.0	(7.5)	254.3	244.8	231.7	235.8
Natural Gas Volumes (MMcfd)							
United States	1,840	1,825	15	1,745	1,668	1,658	1,653
Trinidad	252	250	2	225	204	200	178
Total	2,092	2,075	17	1,970	1,872	1,858	1,831
Total Crude Oil Equivalent Volumes (MBoed)	1,095.7	1,098.9	(3.2)	1,075.7	1,047.5	1,028.8	1,026.2
Total MMBoe	100.8	101.1	(0.3)	99.0	95.3	93.6	94.4
Benchmark Price							
Oil (WTI) ($/Bbl)	70.28			75.16	80.55	76.97	78.33
Natural Gas (HH) ($/Mcf)	2.79			2.16	1.89	2.24	2.87
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)							
United States	1.40	1.75	(0.35)	1.79	2.16	1.49	2.28
Trinidad	(9.81)	(10.35)	0.54	(12.01)	(9.80)	(9.47)	(9.12)
Natural Gas Liquids - Realizations as % of WTI							
Total	33.9%	32.0%	1.9%	29.8%	28.7%	31.6%	28.5%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)							
United States	(0.40)	(0.35)	(0.05)	(0.32)	(0.32)	(0.14)	(0.15)
Natural Gas Realizations ($/Mcf)							
Trinidad	3.86	3.65	0.21	3.68	3.48	3.54	3.81
Total Expenditures (GAAP) ($MM)	1,446			1,573	1,682	1,952	1,634
Capital Expenditures (non-GAAP) ($MM)	1,358	1,330	28	1,497	1,668	1,703	1,512
Operating Unit Costs ($/Boe)							
Lease and Well	3.91	4.20	(0.29)	3.96	4.09	4.23	4.00
Gathering, Processing and Transportation Costs[3]	4.37	4.45	(0.08)	4.50	4.44	4.41	4.49
General and Administrative (GAAP)	1.87			1.69	1.58	1.73	2.03
General and Administrative (non-GAAP)[1]	1.87	1.90	(0.03)	1.59	1.58	1.73	2.03
Cash Operating Costs (GAAP)	10.15			10.15	10.11	10.37	10.52
Cash Operating Costs (non-GAAP)[1]	10.15	10.55	(0.40)	10.05	10.11	10.37	10.52
Depreciation, Depletion and Amortization	10.11	10.35	(0.24)	10.42	10.32	11.47	9.85
Expenses ($MM)							
Exploration and Dry Hole	60	60	0	43	39	46	41
Impairment (GAAP)	276			15	81	19	79
Impairment (excluding certain impairments (non-GAAP))[6]	23	120	(97)	15	46	17	60
Capitalized Interest	13	11	2	12	10	10	9
Net Interest	38	33	5	31	36	33	35
TOTI (% of Wellhead Revenue) (GAAP)	6.8%			6.5%	7.5%	7.7%	6.6%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]	6.8%	7.5%	(0.7%)	7.2%	7.5%	7.7%	6.6%
Income Taxes							
Effective Rate	23.0%	21.5%	1.5%	21.6%	21.7%	22.2%	21.6%
Current Tax Expense ($MM)	454	495	(41)	240	341	312	352

4Q24 Press Release 8

First Quarter and Full-Year 2025 Guidance[7]

(Unaudited)

See "Endnotes" below for related discussion and definitions.	1Q 2025 Guidance Range	1Q 2025 Midpoint	FY 2025 Guidance Range	FY 2025 Midpoint	2024 Actual	2023 Actual	2022 Actual
Crude Oil and Condensate Volumes (MBod)							
United States	495.0 - 503.0	499.0	499.5 - 507.5	503.5	490.6	475.2	460.7
Trinidad	0.8 - 1.2	1.0	0.9 - 1.3	1.1	0.8	0.6	0.6
Total	495.8 - 504.2	500.0	500.4 - 508.8	504.6	491.4	475.8	461.3
Natural Gas Liquids Volumes (MBbld)							
Total	233.0 - 245.0	239.0	249.0 - 261.0	255.0	245.9	223.8	197.7
Natural Gas Volumes (MMcfd)							
United States	1,740 - 1,840	1,790	1,900 - 2,000	1,950	1,728	1,551	1,315
Trinidad	225 - 245	235	215 - 235	225	220	160	180
Total	1,965 - 2,085	2,025	2,115 - 2,235	2,175	1,948	1,711	1,495
Crude Oil Equivalent Volumes (MBoed)							
United States	1,018.0 - 1,054.7	1,036.4	1,065.2 - 1,101.8	1,083.5	1,024.5	957.5	877.5
Trinidad	38.3 - 42.0	40.2	36.7 - 40.5	38.6	37.6	27.3	30.7
Total	1,056.3 - 1,096.7	1,076.5	1,101.9 - 1,142.3	1,122.1	1,062.1	984.8	908.2
Benchmark Price							
Oil (WTI) ($/Bbl)					75.72	77.61	94.23
Natural Gas (HH) ($/Mcf)					2.27	2.74	6.64
Crude Oil and Condensate - above (below) WTI[4] ($/Bbl)							
United States	0.65 - 2.15	1.40	0.20 - 2.20	1.20	1.70	1.57	2.99
Trinidad	(12.95) - (11.45)	(12.20)	(8.10) - (6.10)	(7.10)	(11.29)	(9.03)	(8.07)
Natural Gas Liquids - Realizations as % of WTI							
Total	30.0% - 40.0%	35.0%	29.0% - 39.0%	34.0%	30.9%	29.7%	39.0%
Natural Gas - above (below) NYMEX Henry Hub[5] ($/Mcf)							
United States	(0.70) - 0.00	(0.35)	(1.35) - 0.65	(0.35)	(0.28)	(0.04)	0.63
Natural Gas Realizations[8] ($/Mcf)							
Trinidad	3.25 - 3.95	3.60	3.00 - 4.00	3.50	3.65	3.65	4.43
Total Expenditures (GAAP) ($MM)					6,653	6,818	5,610
Capital Expenditures[9] (non-GAAP) ($MM)	1,475 - 1,575	1,525	6,000 - 6,400	6,200	6,226	6,041	4,607
Operating Unit Costs ($/Boe)							
Lease and Well	4.00 - 4.50	4.25	3.90 - 4.40	4.15	4.04	4.05	4.02
Gathering, Processing and Transportation Costs[3]	4.30 - 4.80	4.55	4.30 - 4.80	4.55	4.43	4.50	4.78
General and Administrative (GAAP)	1.75 - 2.05	1.90	1.65 - 1.95	1.80	1.72	1.78	1.72
General and Administrative (non-GAAP)[1]					1.70	1.78	1.67
Cash Operating Costs (GAAP)	10.05 - 11.35	10.70	9.85 - 11.15	10.50	10.19	10.33	10.52
Cash Operating Costs (non-GAAP)[1]					10.17	10.33	10.47
Depreciation, Depletion and Amortization	10.00 - 11.00	10.50	9.90 - 10.90	10.40	10.57	9.72	10.69
Expenses ($MM)							
Exploration and Dry Hole	40 - 80	60	210 - 250	230	188	182	204
Impairment (GAAP)					391	202	382
Impairment (excluding certain impairments (non-GAAP))[6]	30 - 110	70	240 - 320	280	100	160	269
Capitalized Interest	10 - 14	12	46 - 50	48	45	33	36
Net Interest	46 - 50	48	173 - 177	175	138	148	179
TOTI (% of Wellhead Revenue) (GAAP)	7.0% - 9.0%	8.0%	7.0% - 9.0%	8.0%	7.1%	7.4%	7.0%
TOTI (% of Wellhead Revenue) (non-GAAP)[1]					7.3%	7.4%	7.5%
Income Taxes							
Effective Rate	20.0% - 25.0%	22.5%	20.0% - 25.0%	22.5%	22.1%	21.6%	21.7%
Current Tax Expense ($MM)	340 - 440	390	1,350 - 1,750	1,550	1,348	1,415	2,208

4Q24 Press Release 9

Fourth Quarter and Full-Year 2024 Results Webcast
Friday, February 28, 2025, 9:00 a.m. Central time (10:00 a.m. Eastern time)
Webcast will be available on EOG's website for one year.
http://investors.eogresources.com/Investors

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States and Trinidad. To learn more visit www.eogresources.com.

Investor Contacts
Pearce Hammond 713-571-4684
Neel Panchal 713-571-4884
Shelby O'Connor 713-571-4560

Media Contact
Kimberly Ehmer 713-571-4676

Endnotes

1) Cash Operating Costs consist of LOE, GP&T and G&A. TOTI (% of Wellhead Revenue) (non-GAAP) and G&A (non-GAAP) for each of 3Q 2024, fiscal year 2024 and fiscal year 2022 exclude a state severance tax refund and related consulting fees, respectively, as reflected in the accompanying reconciliation schedules (see "Revenues, Costs and Margins Per Barrel of Oil Equivalent"). The per-Boe impact of such consulting fees on G&A and total Cash Operating Costs for 3Q 2024, fiscal year 2024 and fiscal year 2022 was $(0.10), $(0.02) and $(0.05), respectively, as set forth in "Fourth Quarter 2024 Results vs Guidance" and "First Quarter and Full-Year 2025 Guidance" above.
2) Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions (for GAAP earnings per share only), other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income, interest expense and the impact of changes in the effective income tax rate.
3) Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
4) EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.
5) EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the NYMEX Last Day Settle price for each of the applicable months.
6) In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total impairment costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG's control (versus, for example, impairments that are due to EOG's proved oil and gas properties not being as productive as it originally estimated).
7) The forecast items for the first quarter and full year 2025 set forth above for EOG are based on currently available information and expectations as of the date of this press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with this press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.
8) The full-year 2022 realized natural gas price for Trinidad includes a one-time pricing adjustment of $0.76/Mcf for prior-period production following a contract amendment with the National Gas Company of Trinidad and Tobago Limited.
9) The forecast includes expenditures for Exploration and Development Drilling, Facilities, Leasehold Acquisitions, Capitalized Interest, Dry Hole Costs and Other Property, Plant and Equipment. The forecast excludes Property Acquisitions, Asset Retirement Costs, Non-Cash Exchanges and Transactions and exploration costs incurred as operating expenses.

4Q24 Press Release 10

Glossary

Acq	Acquisitions
ATROR	After-tax rate of return
Bbl	Barrel
Bn	Billion
Boe	Barrels of oil equivalent
Bopd	Barrels of oil per day
CAGR	Compound annual growth rate
Capex	Capital expenditures
CFO	Cash flow provided by operating activities before changes in working capital
CO2e	Carbon dioxide equivalent
DD&A	Depreciation, Depletion and Amortization
Disc	Discoveries
Divest	Divestitures
EPS	Earnings per share
Ext	Extensions
GAAP	Generally accepted accounting principles
G&A	General and administrative expense
G&P	Gathering and processing
GHG	Greenhouse gas
GP&T	Gathering, processing & transportation expense
HH	Henry Hub
LOE	Lease operating expense, or lease and well expense
MBbld	Thousand barrels of liquids per day
MBod	Thousand barrels of oil per day
MBoe	Thousand barrels of oil equivalent
MBoed	Thousand barrels of oil equivalent per day
Mcf	Thousand cubic feet of natural gas
MMBoe	Million barrels of oil equivalent
MMcfd	Million cubic feet of natural gas per day
NGLs	Natural gas liquids
NYMEX	U.S. New York Mercantile Exchange
OTP	Other than price
QoQ	Quarter over quarter
TOTI	Taxes other than income
USD	United States dollar
WTI	West Texas Intermediate
YoY	Year over year
$MM	Million United States dollars
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet

4Q24 Press Release 11

This press release and any accompanying disclosures may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, goals, returns and rates of return, budgets, reserves, levels of production, capital expenditures, operating costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "aims," "ambition," "initiative," "goal," "may," "will," "focused on," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future financial or operating results and returns or EOG's ability to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control drilling, completion and operating costs and capital expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, other environmental matters or safety matters, pay and/or increase regular and/or special dividends or repurchase shares are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that such assumptions are accurate or will prove to have been correct or that any of such expectations will be achieved (in full or at all) or will be achieved on the expected or anticipated timelines. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

- the timing, magnitude and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids (NGLs), natural gas and related commodities;
- the extent to which EOG is successful in its efforts to acquire or discover additional reserves;
- the extent to which EOG is successful in its efforts to (i) economically develop its acreage in, (ii) produce reserves and achieve anticipated production levels and rates of return from, (iii) decrease or otherwise control its drilling, completion and operating costs and capital expenditures related to, and (iv) maximize reserve recoveries from, its existing and future crude oil and natural gas exploration and development projects and associated potential and existing drilling locations;
- the success of EOG's cost-mitigation initiatives and actions in offsetting the impact of any inflationary or other pressures on EOG's operating costs and capital expenditures;
- the extent to which EOG is successful in its efforts to market its production of crude oil and condensate, NGLs and natural gas;
- security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, physical breaches of our facilities and other infrastructure or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business, and enhanced regulatory focus on the prevention of, and disclosure requirements relating to, cyber incidents;
- the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, storage, transportation, refining, liquefaction and export facilities and equipment;
- the availability, cost, terms and timing of issuance or execution of mineral licenses, concessions and leases and governmental and other permits and rights-of-way, and EOG's ability to retain mineral licenses, concessions and leases;
- the impact of, and changes in, government policies, laws and regulations, including climate change-related regulations, policies and initiatives (for example, with respect to air emissions); tax laws and regulations (including, but not limited to, carbon tax or other emissions-related legislation); environmental, health and safety laws and regulations relating to disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations affecting the leasing of acreage and permitting for oil and gas drilling and the calculation of royalty payments in respect of oil and gas production; laws and regulations imposing additional permitting and disclosure requirements, additional operating restrictions and conditions or restrictions on drilling and completion operations and on the transportation of crude oil, NGLs and natural gas; laws and regulations with respect to financial and other derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;
- the impact of climate change-related legislation, policies and initiatives; climate change-related political, social and shareholder activism; and physical, transition and reputational risks and other potential developments related to climate change;
- the extent to which EOG is able to successfully and economically develop, implement and carry out its emissions and other environmental or safety-related initiatives and achieve its related targets, goals, ambitions and initiatives;
- EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, identify and resolve existing and potential issues with respect to such properties and accurately estimate reserves, production, drilling, completion and operating costs and capital expenditures with respect to such properties;
- the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully, economically and in compliance with applicable laws and regulations;
- competition in the oil and gas exploration and production industry for the acquisition of licenses, concessions, leases and properties;
- the availability and cost of, and competition in the oil and gas exploration and production industry for, employees, labor and other personnel, facilities, equipment, materials (such as water, sand, fuel and tubulars) and services;
- the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;
- weather and natural disasters, including its impact on crude oil and natural gas demand, and related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, liquefaction, compression, storage, transportation, and export facilities;
- the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;
- EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;
- the extent to which EOG is successful in its completion of planned asset dispositions;

4Q24 Press Release 12

- the extent and effect of any hedging activities engaged in by EOG;
- the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;
- the economic and financial impact of epidemics, pandemics or other public health issues;
- geopolitical factors and political conditions and developments around the world (such as the imposition of tariffs or trade or other economic sanctions, political instability and armed conflicts), including in the areas in which EOG operates;
- the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage; and
- the other factors described under ITEM 1A, Risk Factors of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration or extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Historical Non-GAAP Financial Measures:
Reconciliation schedules and definitions for the historical non-GAAP financial measures included or referenced herein as well as related discussion can be found on the EOG website at www.eogresources.com.

Cautionary Notice Regarding Forward-Looking Non-GAAP Financial Measures:
In addition, this press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, cash flow provided by operating activities before changes in working capital and return on capital employed, and certain related estimates regarding future performance, commodity prices and operating and financial results. Because we provide these measures on a forward-looking basis, we cannot reliably or reasonably predict certain of the necessary components of the most directly comparable forward-looking GAAP measures, such as future changes in working capital and future impairments. Accordingly, we are unable to present a quantitative reconciliation of such forward-looking, non-GAAP financial measures to the respective most directly comparable forward-looking GAAP financial measures without unreasonable efforts. The unavailable information could have a significant impact on our ultimate results. However, management believes these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing EOG's forecasted financial performance to the forecasted financial performance of other companies in the industry. Any such forward-looking measures and estimates are intended to be illustrative only and are not intended to reflect the results that EOG will necessarily achieve for the period(s) presented; EOG's actual results may differ materially from such measures and estimates.

Oil and Gas Reserves:
The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only "proved" reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also "probable" reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as "possible" reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve or resource estimates provided in this press release or any accompanying disclosures that are not specifically designated as being estimates of proved reserves may include "potential" reserves, "resource potential" and/or other estimated reserves or estimated resources not necessarily calculated in accordance with, or contemplated by, the SEC's latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (and any updates to such disclosure set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K), available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

4Q24 Press Release 13

Income Statements
In millions of USD, except share data (in millions) and per share data (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Operating Revenues and Other
Crude Oil and Condensate	3,182	3,252	3,717	3,597	13,748	3,480	3,692	3,488	3,261	13,921
Natural Gas Liquids	490	409	501	484	1,884	513	515	524	554	2,106
Natural Gas	517	334	417	476	1,744	382	303	372	494	1,551
Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	376	101	43	298	818	237	(47)	79	(65)	204
Gathering, Processing and Marketing	1,390	1,465	1,478	1,473	5,806	1,459	1,519	1,481	1,341	5,800
Gains (Losses) on Asset Dispositions, Net	69	(9)	35	—	95	26	20	(7)	(23)	16
Other, Net	20	21	21	29	91	26	23	28	23	100
Total	6,044	5,573	6,212	6,357	24,186	6,123	6,025	5,965	5,585	23,698

Operating Expenses
Lease and Well	359	348	369	378	1,454	396	390	392	394	1,572
Gathering, Processing and Transportation Costs (A)	395	396	406	423	1,620	413	423	445	441	1,722
Exploration Costs	50	47	43	41	181	45	34	43	52	174
Dry Hole Costs	1	—	—	—	1	1	5	—	8	14
Impairments	34	35	54	79	202	19	81	15	276	391
Marketing Costs	1,361	1,456	1,383	1,509	5,709	1,404	1,490	1,500	1,323	5,717
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074	984	1,031	1,019	4,108
General and Administrative	145	142	161	192	640	162	151	167	189	669
Taxes Other Than Income	329	313	341	301	1,284	338	337	283	291	1,249
Total	3,472	3,603	3,655	3,853	14,583	3,852	3,895	3,876	3,993	15,616

Operating Income	2,572	1,970	2,557	2,504	9,603	2,271	2,130	2,089	1,592	8,082
Other Income, Net	65	51	52	66	234	62	66	76	70	274
Income Before Interest Expense and Income Taxes	2,637	2,021	2,609	2,570	9,837	2,333	2,196	2,165	1,662	8,356
Interest Expense, Net	42	35	36	35	148	33	36	31	38	138
Income Before Income Taxes	2,595	1,986	2,573	2,535	9,689	2,300	2,160	2,134	1,624	8,218
Income Tax Provision	572	433	543	547	2,095	511	470	461	373	1,815
Net Income	2,023	1,553	2,030	1,988	7,594	1,789	1,690	1,673	1,251	6,403

Dividends Declared per Common Share	1.8250	0.8250	0.8250	2.4100	5.8850	0.9100	0.9100	0.9100	0.9750	3.7050
Net Income Per Share
Basic	3.46	2.68	3.51	3.43	13.07	3.11	2.97	2.97	2.25	11.31
Diluted	3.45	2.66	3.48	3.42	13.00	3.10	2.95	2.95	2.23	11.25
Average Number of Common Shares
Basic	584	580	579	579	581	575	569	564	557	566
Diluted	587	584	583	581	584	577	572	568	561	569

(A)    Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.

Volumes and Prices
(Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Crude Oil and Condensate Volumes (MBbld) (A)
United States	457.1	476.0	482.8	484.6	475.2	486.8	490.1	491.8	493.5	490.6
Trinidad	0.6	0.6	0.5	0.6	0.6	0.6	0.6	1.2	1.1	0.8
Total	457.7	476.6	483.3	485.2	475.8	487.4	490.7	493.0	494.6	491.4

Average Crude Oil and Condensate Prices ($/Bbl) (B)
United States	$77.27	$74.98	$83.61	$80.61	$79.18	$78.46	$82.71	$76.95	$71.68	$77.42
Trinidad	68.98	64.88	71.38	69.21	65.58	67.50	70.75	63.15	60.47	64.43
Composite	77.26	74.97	83.60	80.60	79.17	78.45	82.69	76.92	71.66	77.40

Natural Gas Liquids Volumes (MBbld) (A)
United States	212.2	215.7	231.1	235.8	223.8	231.7	244.8	254.3	252.5	245.9
Total	212.2	215.7	231.1	235.8	223.8	231.7	244.8	254.3	252.5	245.9

Average Natural Gas Liquids Prices ($/Bbl) (B)
United States	$25.67	$20.85	$23.56	$22.29	$23.07	$24.32	$23.11	$22.42	$23.85	$23.40
Composite	25.67	20.85	23.56	22.29	23.07	24.32	23.11	22.42	23.85	23.40

Natural Gas Volumes (MMcfd) (A)
United States	1,475	1,513	1,562	1,653	1,551	1,658	1,668	1,745	1,840	1,728
Trinidad	164	155	142	178	160	200	204	225	252	220
Total	1,639	1,668	1,704	1,831	1,711	1,858	1,872	1,970	2,092	1,948

Average Natural Gas Prices ($/Mcf) (B)
United States	$3.47	$2.07	$2.59	$2.72	$2.70	$2.10	$1.57	$1.84	$2.39	$1.99
Trinidad	3.87	3.45	3.41	3.81	3.65	3.54	3.48	3.68	3.86	3.65
Composite	3.51	2.20	2.66	2.82	2.79	2.26	1.78	2.05	2.57	2.17

Crude Oil Equivalent Volumes (MBoed) (C)
United States	915.0	943.8	974.2	995.8	957.5	994.7	1,013.0	1,037.1	1,052.7	1,024.5
Trinidad	28.0	26.5	24.3	30.4	27.3	34.1	34.5	38.6	43.0	37.6
Total	943.0	970.3	998.5	1,026.2	984.8	1,028.8	1,047.5	1,075.7	1,095.7	1,062.1

Total MMBoe (C)	84.9	88.3	91.9	94.4	359.4	93.6	95.3	99.0	100.8	388.7

(A)Thousand barrels per day or million cubic feet per day, as applicable.
(B)Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity and other derivative instruments (see Note 12 to the Consolidated Financial Statements in EOG's Annual Report on Form 10-K for the year ended December 31, 2024).
(C)Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, NGLs and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or NGLs to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

Balance Sheets
In millions of USD (Unaudited)
	2023				2024
	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC
Current Assets
Cash and Cash Equivalents	5,018	4,764	5,326	5,278	5,292	5,431	6,122	7,092
Accounts Receivable, Net	2,455	2,263	2,927	2,716	2,688	2,657	2,545	2,650
Inventories	1,131	1,355	1,379	1,275	1,154	1,069	1,038	985
Assets from Price Risk Management Activities	—	—	—	106	110	4	—	—
Other (A)	580	524	626	560	684	642	460	503
Total	9,184	8,906	10,258	9,935	9,928	9,803	10,165	11,230

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	67,907	69,178	70,730	72,090	73,356	74,615	75,887	77,091
Other Property, Plant and Equipment	5,101	5,282	5,355	5,497	5,768	6,078	6,314	6,418
Total Property, Plant and Equipment	73,008	74,460	76,085	77,587	79,124	80,693	82,201	83,509
Less: Accumulated Depreciation, Depletion and Amortization	(42,785)	(43,550)	(44,362)	(45,290)	(46,047)	(47,049)	(48,075)	(49,297)
Total Property, Plant and Equipment, Net	30,223	30,910	31,723	32,297	33,077	33,644	34,126	34,212
Deferred Income Taxes	31	33	33	42	38	44	42	39
Other Assets	1,587	1,638	1,633	1,583	1,753	1,733	1,818	1,705
Total Assets	41,025	41,487	43,647	43,857	44,796	45,224	46,151	47,186

Current Liabilities
Accounts Payable	2,438	2,205	2,464	2,437	2,389	2,436	2,290	2,464
Accrued Taxes Payable	637	425	605	466	786	600	855	1,007
Dividends Payable	482	478	478	526	523	516	513	539
Liabilities from Price Risk Management Activities	31	22	22	—	—	8	32	116
Current Portion of Long-Term Debt	33	34	34	34	34	534	34	532
Current Portion of Operating Lease Liabilities	354	335	337	325	318	303	338	315
Other	253	232	285	286	223	231	344	381
Total	4,228	3,731	4,225	4,074	4,273	4,628	4,406	5,354

Long-Term Debt	3,787	3,780	3,772	3,765	3,757	3,250	3,742	4,220
Other Liabilities	2,620	2,581	2,698	2,526	2,533	2,456	2,480	2,395
Deferred Income Taxes	4,943	5,138	5,194	5,402	5,597	5,731	5,949	5,866
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par	206	206	206	206	206	206	206	206
Additional Paid in Capital	6,219	6,257	6,133	6,166	6,188	6,219	6,058	6,090
Accumulated Other Comprehensive Loss	(8)	(9)	(7)	(9)	(8)	(8)	(9)	(4)
Retained Earnings	19,423	20,497	22,047	22,634	23,897	25,071	26,231	26,941
Common Stock Held in Treasury	(393)	(694)	(621)	(907)	(1,647)	(2,329)	(2,912)	(3,882)
Total Stockholders' Equity	25,447	26,257	27,758	28,090	28,636	29,159	29,574	29,351
Total Liabilities and Stockholders' Equity	41,025	41,487	43,647	43,857	44,796	45,224	46,151	47,186

(A)    Effective October 1, 2024, EOG combined Income Taxes Receivable into the Other line item. This presentation has been conformed for all periods presented and had no impact on previously reported Total Assets.

Cash Flow Statements
In millions of USD (Unaudited)
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	2,023	1,553	2,030	1,988	7,594	1,789	1,690	1,673	1,251	6,403
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	798	866	898	930	3,492	1,074	984	1,031	1,019	4,108
Impairments	34	35	54	79	202	19	81	15	276	391
Stock-Based Compensation Expenses	34	35	57	51	177	45	45	58	51	199
Deferred Income Taxes	234	194	56	199	683	199	128	220	(80)	467
(Gains) Losses on Asset Dispositions, Net	(69)	9	(35)	—	(95)	(26)	(20)	7	23	(16)
Other, Net	4	2	(1)	22	27	9	3	2	3	17
Dry Hole Costs	1	—	—	—	1	1	5	—	8	14
Mark-to-Market Financial Commodity and Other Derivative Contracts (Gains) Losses, Net	(376)	(101)	(43)	(298)	(818)	(237)	47	(79)	65	(204)
Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	(123)	(30)	23	18	(112)	55	79	61	19	214
Other, Net	(1)	—	(1)	—	(2)	—	—	—	—	—
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	338	137	(714)	201	(38)	58	33	109	(99)	101
Inventories	(77)	(226)	(28)	100	(231)	117	75	30	37	259
Accounts Payable	(77)	(231)	238	(49)	(119)	(58)	29	(159)	152	(36)
Accrued Taxes Payable	232	(212)	180	(139)	61	319	(185)	256	151	541
Other Assets	52	43	(92)	36	39	(161)	42	197	(34)	44
Other Liabilities	193	(47)	54	(16)	184	(71)	(20)	108	6	23
Changes in Components of Working Capital Associated with Investing Activities	35	250	28	(18)	295	(229)	(127)	59	(85)	(382)
Net Cash Provided by Operating Activities	3,255	2,277	2,704	3,104	11,340	2,903	2,889	3,588	2,763	12,143
Investing Cash Flows
Additions to Oil and Gas Properties	(1,305)	(1,341)	(1,379)	(1,360)	(5,385)	(1,485)	(1,357)	(1,263)	(1,248)	(5,353)
Additions to Other Property, Plant and Equipment	(319)	(180)	(139)	(162)	(800)	(350)	(313)	(239)	(117)	(1,019)
Proceeds from Sales of Assets	92	29	14	5	140	9	10	—	4	23
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229	127	(59)	85	382
Net Cash Used in Investing Activities	(1,567)	(1,742)	(1,532)	(1,499)	(6,340)	(1,597)	(1,533)	(1,561)	(1,276)	(5,967)
Financing Cash Flows
Long-Term Debt Borrowings	—	—	—	—	—	—	—	—	985	985
Long-Term Debt Repayments	(1,250)	—	—	—	(1,250)	—	—	—	—	—
Dividends Paid	(1,067)	(480)	(494)	(1,345)	(3,386)	(525)	(520)	(533)	(509)	(2,087)
Treasury Stock Purchased	(317)	(302)	(109)	(310)	(1,038)	(759)	(699)	(795)	(993)	(3,246)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	—	9	1	10	20	—	11	—	11	22
Debt Issuance Costs	—	(8)	—	—	(8)	—	—	—	(2)	(2)
Repayment of Finance Lease Liabilities	(8)	(8)	(8)	(8)	(32)	(8)	(9)	(8)	(8)	(33)
Net Cash Used in Financing Activities	(2,642)	(789)	(610)	(1,653)	(5,694)	(1,292)	(1,217)	(1,336)	(516)	(4,361)
Effect of Exchange Rate Changes on Cash	—	—	—	—	—	—	–	–	(1)	(1)
Increase (Decrease) in Cash and Cash Equivalents	(954)	(254)	562	(48)	(694)	14	139	691	970	1,814
Cash and Cash Equivalents at Beginning of Period	5,972	5,018	4,764	5,326	5,972	5,278	5,292	5,431	6,122	5,278
Cash and Cash Equivalents at End of Period	5,018	4,764	5,326	5,278	5,278	5,292	5,431	6,122	7,092	7,092

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles in the United States of America (GAAP), EOG’s quarterly earnings releases and related conference calls, accompanying investor presentation slides and presentation slides for investor conferences contain certain financial measures that are not prepared or presented in accordance with GAAP. These non-GAAP financial measures may include, but are not limited to, Adjusted Net Income (Loss), Cash Flow from Operations Before Changes in Working Capital, Free Cash Flow, Net Debt and related statistics.

A reconciliation of each of these measures to their most directly comparable GAAP financial measure and related discussion is included in the tables on the following pages and can also be found in the “Reconciliations & Guidance” section of the “Investors” page of the EOG website at www.eogresources.com.

As further discussed in the tables on the following pages, EOG believes these measures may be useful to investors who follow the practice of some industry analysts who make certain adjustments to GAAP measures (for example, to exclude non-recurring items) to facilitate comparisons to others in EOG’s industry, and who utilize non-GAAP measures in their calculations of certain statistics (for example, return on capital employed and return on equity) used to evaluate EOG’s performance.

EOG believes that the non-GAAP measures presented, when viewed in combination with its financial results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting the company’s performance. As is discussed in the tables on the following pages, EOG uses these non-GAAP measures for purposes of (i) comparing EOG’s financial performance with the financial performance of other companies in the industry and (ii) analyzing EOG’s financial performance across periods.

The non-GAAP measures presented should not be considered in isolation, and should not be considered as a substitute for, or as an alternative to, EOG’s reported Net Income (Loss), Long-Term Debt (including Current Portion of Long-Term Debt), Net Cash Provided by Operating Activities and other financial results calculated in accordance with GAAP. The non-GAAP measures presented should be read in conjunction with EOG's consolidated financial statements prepared in accordance with GAAP.

In addition, because not all companies use identical calculations, EOG’s presentation of non-GAAP measures may not be comparable to, and may be calculated differently from, similarly titled measures disclosed by other companies, including its peer companies. EOG may also change the calculation of one or more of its non-GAAP measures from time to time – for example, to account for changes in its business and operations or to more closely conform to peer company or industry analysts’ practices.

Direct ATROR

The calculation of EOG's direct after-tax rate of return (ATROR) is based on EOG’s net estimated recoverable reserves for a particular well(s) or play, the estimated net present value of the future net cash flows from such reserves (for which EOG utilizes certain assumptions regarding future commodity prices and operating costs) and EOG's direct net costs incurred in drilling or acquiring such well(s). As such, EOG's direct ATROR for a particular well(s) or play cannot be calculated from EOG’s consolidated financial statements.

Adjusted Net Income
In millions of USD, except share data (in millions) and per share data (Unaudited)

The following tables adjust reported Net Income (Loss) (GAAP) to reflect actual net cash received from (payments for) settlements of financial commodity derivative contracts by eliminating the net unrealized mark-to-market (gains) losses from these and other derivative transactions, to eliminate the net (gains) losses on asset dispositions, to add back impairment charges related to certain of EOG's assets (which are generally (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets)), and to make certain other adjustments to exclude non-recurring and certain other items as further described below. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	4Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	1,624	(373)	1,251	2.23
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	65	(14)	51	0.10
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	19	(4)	15	0.03
Add: Losses on Asset Dispositions, Net	23	(4)	19	0.03
Add: Certain Impairments	254	(55)	199	0.35
Adjustments to Net Income	361	(77)	284	0.51

Adjusted Net Income (Non-GAAP)	1,985	(450)	1,535	2.74

Average Number of Common Shares
Basic				557
Diluted				561

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2024, such amount was $19 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	3Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,134	(461)	1,673	2.95
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(79)	17	(62)	(0.11)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	61	(13)	48	0.08
Add: Losses on Asset Dispositions, Net	7	(2)	5	0.01
Less: Severance Tax Refund	(31)	7	(24)	(0.04)
Add: Severance Tax Consulting Fees	10	(2)	8	0.01
Less: Interest on Severance Tax Refund	(5)	1	(4)	(0.01)
Adjustments to Net Income	(37)	8	(29)	(0.06)

Adjusted Net Income (Non-GAAP)	2,097	(453)	1,644	2.89

Average Number of Common Shares
Basic				564
Diluted				568

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended September 30, 2024, such amount was $61 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	2Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,160	(470)	1,690	2.95
Adjustments:
Losses on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	47	(10)	37	0.07
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	79	(17)	62	0.11
Less: Gains on Asset Dispositions, Net	(20)	5	(15)	(0.03)
Add: Certain Impairments	35	(2)	33	0.06
Adjustments to Net Income	141	(24)	117	0.21

Adjusted Net Income (Non-GAAP)	2,301	(494)	1,807	3.16

Average Number of Common Shares
Basic				569
Diluted				572

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended June 30, 2024, such amount was $79 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	1Q 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,300	(511)	1,789	3.10
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(237)	51	(186)	(0.31)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	55	(12)	43	0.07
Less: Gains on Asset Dispositions, Net	(26)	4	(22)	(0.04)
Add: Certain Impairments	2	—	2	—
Adjustments to Net Income	(206)	43	(163)	(0.28)

Adjusted Net Income (Non-GAAP)	2,094	(468)	1,626	2.82

Average Number of Common Shares
Basic				575
Diluted				577

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended March 31, 2024, such amount was $55 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)

	4Q 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	2,535	(547)	1,988	3.42
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(298)	64	(234)	(0.40)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	18	(4)	14	0.02
Add: Certain Impairments	19	(4)	15	0.03
Adjustments to Net Income	(261)	56	(205)	(0.35)

Adjusted Net Income (Non-GAAP)	2,274	(491)	1,783	3.07

Average Number of Common Shares
Basic				579
Diluted				581

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the three months ended December 31, 2023, such amount was $18 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2024
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	8,218	(1,815)	6,403	11.25
Adjustments:
Gains on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net	(204)	44	(160)	(0.28)
Net Cash Received from Settlements of Financial Commodity Derivative Contracts (1)	214	(46)	168	0.30
Less: Gains on Asset Dispositions, Net	(16)	3	(13)	(0.02)
Add: Certain Impairments	291	(57)	234	0.41
Less: Severance Tax Refund	(31)	7	(24)	(0.04)
Add: Severance Tax Consulting Fees	10	(2)	8	0.01
Less: Interest on Severance Tax Refund	(5)	1	(4)	(0.01)
Adjustments to Net Income	259	(50)	209	0.37

Adjusted Net Income (Non-GAAP)	8,477	(1,865)	6,612	11.62

Average Number of Common Shares
Basic				566
Diluted				569

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG adds to reported Net Income (GAAP) the total net cash received from settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2024, such amount was $214 million.

Adjusted Net Income (Continued)
In millions of USD, except share data (in millions) and per share data (Unaudited)
	FY 2023
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share

Reported Net Income (GAAP)	9,689	(2,095)	7,594	13.00
Adjustments:
Gains on Mark-to-Market Financial Commodity Derivative Contracts, Net	(818)	176	(642)	(1.09)
Net Cash Payments for Settlements of Financial Commodity Derivative Contracts (1)	(112)	24	(88)	(0.15)
Less: Gains on Asset Dispositions, Net	(95)	20	(75)	(0.13)
Add: Certain Impairments	42	(6)	36	0.06
Adjustments to Net Income	(983)	214	(769)	(1.31)

Adjusted Net Income (Non-GAAP)	8,706	(1,881)	6,825	11.69

Average Number of Common Shares
Basic				581
Diluted				584

(1) Consistent with its customary practice, in calculating Adjusted Net Income (non-GAAP), EOG subtracts from reported Net Income (GAAP) the total net cash paid for settlements of financial commodity derivative contracts during such period. For the twelve months ended December 31, 2023, such amount was $112 million.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2024 Net Income per Share (GAAP) - Diluted		2.95

Realized Price
4Q 2024 Composite Average Wellhead Revenue per Boe	42.74
Less: 3Q 2024 Composite Average Wellhead Revenue per Boe	(44.31)
Subtotal	(1.57)
Multiplied by: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Total Change in Revenue	(158)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	35
Change in Net Income	(123)
Change in Diluted Earnings per Share		(0.22)

Volumes
4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Less: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(99.0)
Subtotal	1.8
Multiplied by: 4Q 2024 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	15.88
Change in Margin	29
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(6)
Change in Net Income	23
Change in Diluted Earnings per Share		0.04

Certain Operating Costs per Boe
3Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	20.57
Less: 4Q 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.26)
Subtotal	0.31
Multiplied by: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Change in Before-Tax Net Income	31
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(7)
Change in Net Income	24
Change in Diluted Earnings per Share		0.04

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net
4Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	(65)
Less: Income Tax Benefit (Provision)	14
After Tax - (a)	(51)
Less: 3Q 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	79
Less: Income Tax Benefit (Provision)	(17)
After Tax - (b)	62
Change in Net Income - (a) - (b)	(113)
Change in Diluted Earnings per Share		(0.20)

Other (1)		(0.38)

4Q 2024 Net Income per Share (GAAP) - Diluted		2.23

4Q 2024 Average Number of Common Shares - Diluted	561

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2023 Net Income per Share (GAAP)		13.00

Realized Price
FY 2024 Composite Average Wellhead Revenue per Boe	45.22
Less: FY 2023 Composite Average Wellhead Revenue per Boe	(48.34)
Subtotal	(3.12)
Multiplied by: FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Total Change in Revenue	(1,213)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	267
Change in Net Income	(946)
Change in Diluted Earnings per Share		(1.66)

Volumes
FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Less: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	(359.4)
Subtotal	29.3
Multiplied by: FY 2024 Composite Average Margin per Boe (GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	19.40
Change in Margin	568
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(125)
Change in Net Income	443
Change in Diluted Earnings per Share		0.78

Certain Operating Costs per Boe
FY 2023 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	20.05
Less: FY 2024 Total Cash Operating Costs (GAAP) and Total DD&A per Boe	(20.76)
Subtotal	(0.71)
Multiplied by: FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Change in Before-Tax Net Income	(276)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	61
Change in Net Income	(215)
Change in Diluted Earnings per Share		(0.38)

Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts, Net
FY 2024 Net Gains (Losses) on Mark-to-Market Financial Commodity and Other Derivative Contracts	204
Less: Income Tax Benefit (Provision)	(44)
After Tax - (a)	160
Less: FY 2023 Net Gains (Losses) on Mark-to-Market Commodity and Other Derivative Contracts	818
Less: Income Tax Benefit (Provision)	(176)
After Tax - (b)	642
Change in Net Income - (a) - (b)	(482)
Change in Diluted Earnings per Share		(0.85)

Other (1)		0.36

FY 2024 Net Income per Share (GAAP) - Diluted		11.25

FY 2024 Average Number of Common Shares - Diluted	569

(1)Includes gathering, processing and marketing revenue, gains (losses) on asset dispositions, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income Per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

3Q 2024 Adjusted Net Income per Share (Non-GAAP) - Diluted		2.89

Realized Price
4Q 2024 Composite Average Wellhead Revenue per Boe	42.74
Less: 3Q 2024 Composite Average Wellhead Revenue per Boe	(44.31)
Subtotal	(1.57)
Multiplied by: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Total Change in Revenue	(158)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	35
Change in Net Income	(123)
Change in Diluted Earnings per Share		(0.22)

Volumes
4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Less: 3Q 2024 Crude Oil Equivalent Volumes (MMBoe)	(99.0)
Subtotal	1.8
Multiplied by: 4Q 2024 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	18.40
Change in Margin	33
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(7)
Change in Net Income	26
Change in Diluted Earnings per Share		0.05

Certain Operating Costs per Boe
3Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	20.47
Less: 4Q 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.26)
Subtotal	0.21
Multiplied by: 4Q 2024 Crude Oil Equivalent Volumes (MMBoe)	100.8
Change in Before-Tax Net Income	21
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	(5)
Change in Net Income	16
Change in Diluted Earnings per Share		0.03

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
4Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	19
Less: Income Tax Benefit (Provision)	(4)
After Tax - (a)	15
3Q 2024 Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts	61
Less: Income Tax Benefit (Provision)	(13)
After Tax - (b)	48
Change in Net Income - (a) - (b)	(33)
Change in Diluted Earnings per Share		(0.06)

Other (1)		0.05

4Q 2024 Adjusted Net Income per Share (Non-GAAP)		2.74

4Q 2024 Average Number of Common Shares - Diluted	561

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Adjusted Net Income per Share
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

FY 2023 Adjusted Net Income per Share (Non-GAAP)		11.69

Realized Price
FY 2024 Composite Average Wellhead Revenue per Boe	45.22
Less: FY 2023 Composite Average Wellhead Revenue per Boe	(48.34)
Subtotal	(3.12)
Multiplied by: FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Total Change in Revenue	(1,213)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	267
Change in Net Income	(946)
Change in Diluted Earnings per Share		(1.66)

Volumes
FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Less: FY 2023 Crude Oil Equivalent Volumes (MMBoe)	(359.4)
Subtotal	29.3
Multiplied by: FY 2024 Composite Average Margin per Boe (Non-GAAP) (Including Total Exploration Costs) (refer to "Revenues, Costs and Margins Per Barrel of Oil Equivalent" schedule below)	20.09
Change in Margin	589
Less: Income Tax Benefit (Provision) Imputed (based on 22%)	(130)
Change in Net Income	459
Change in Diluted Earnings per Share		0.81

Certain Operating Costs per Boe
FY 2023 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	20.05
Less: FY 2024 Total Cash Operating Costs (Non-GAAP) and Total DD&A per Boe	(20.74)
Subtotal	(0.69)
Multiplied by: FY 2024 Crude Oil Equivalent Volumes (MMBoe)	388.7
Change in Before-Tax Net Income	(268)
Add: Income Tax Benefit (Provision) Imputed (based on 22%)	59
Change in Net Income	(209)
Change in Diluted Earnings per Share		(0.37)

Adjusted Net Income Per Share (Continued)
In millions of USD, except share data (in millions), per share data, production volume data and per Boe data (Unaudited)

Net Cash Received from (Payments for) Settlements of Financial Commodity Derivative Contracts
FY 2024 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	214
Less: Income Tax Benefit (Provision)	(46)
After Tax - (a)	168
FY 2023 Net Cash Received from (Payments for) Settlement of Financial Commodity Derivative Contracts	(112)
Less: Income Tax Benefit (Provision)	24
After Tax - (b)	(88)
Change in Net Income - (a) - (b)	256
Change in Diluted Earnings per Share		0.45

Other (1)		0.70

FY 2024 Adjusted Net Income per Share (Non-GAAP)		11.62

FY 2024 Average Number of Common Shares (Non-GAAP) - Diluted	569

(1)Includes gathering, processing and marketing revenue, other revenue, exploration, dry hole, impairments and marketing costs, taxes other than income, other income (expense), interest expense and the impact of changes in the effective income tax rate.

Cash Flow from Operations and Free Cash Flow
In millions of USD (Unaudited)

The following tables reconcile Net Cash Provided by Operating Activities (GAAP) to Cash Flow from Operations Before Changes in Working Capital (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing Activities and certain other adjustments to exclude non-recurring and certain other items as further described below. EOG defines Free Cash Flow (Non-GAAP) for a given period as Cash Flow from Operations Before Changes in Working Capital (Non-GAAP) (see below reconciliation) for such period less the Total Capital Expenditures (Non-GAAP) during such period, as is illustrated below. EOG management uses this information for comparative purposes within the industry.
	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net Cash Provided by Operating Activities (GAAP)	3,255	2,277	2,704	3,104	11,340	2,903	2,889	3,588	2,763	12,143

Adjustments:
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(338)	(137)	714	(201)	38	(58)	(33)	(109)	99	(101)
Inventories	77	226	28	(100)	231	(117)	(75)	(30)	(37)	(259)
Accounts Payable	77	231	(238)	49	119	58	(29)	159	(152)	36
Accrued Taxes Payable	(232)	212	(180)	139	(61)	(319)	185	(256)	(151)	(541)
Other Assets	(52)	(43)	92	(36)	(39)	161	(42)	(197)	34	(44)
Other Liabilities	(193)	47	(54)	16	(184)	71	20	(108)	(6)	(23)
Changes in Components of Working Capital Associated with Investing Activities	(35)	(250)	(28)	18	(295)	229	127	(59)	85	382
Cash Flow from Operations Before Changes in Working Capital (Non-GAAP)	2,559	2,563	3,038	2,989	11,149	2,928	3,042	2,988	2,635	11,593
Less:
Total Capital Expenditures (Non-GAAP) (a)	(1,489)	(1,521)	(1,519)	(1,512)	(6,041)	(1,703)	(1,668)	(1,497)	(1,358)	(6,226)
Free Cash Flow (Non-GAAP)	1,070	1,042	1,519	1,477	5,108	1,225	1,374	1,491	1,277	5,367

(a) See below reconciliation of Total Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Total Expenditures (GAAP)	1,717	1,664	1,803	1,634	6,818	1,952	1,682	1,573	1,446	6,653
Less:
Asset Retirement Costs	(10)	(26)	(191)	(30)	(257)	(21)	60	(11)	(26)	2
Non-Cash Development Drilling	—	(35)	(50)	(5)	(90)	—	—	—	—	—
Non-Cash Acquisition Costs of Unproved Properties	(31)	(28)	(1)	(39)	(99)	(31)	(34)	(17)	(3)	(85)
Acquisition Costs of Proved Properties	(4)	(6)	1	(7)	(16)	(21)	(5)	—	(7)	(33)
Acquisition Costs of Other Property, Plant and Equipment	(133)	(1)	—	—	(134)	(131)	(1)	(5)	—	(137)
Exploration Costs	(50)	(47)	(43)	(41)	(181)	(45)	(34)	(43)	(52)	(174)
Total Capital Expenditures (Non-GAAP)	1,489	1,521	1,519	1,512	6,041	1,703	1,668	1,497	1,358	6,226

Net Debt-to-Total Capitalization Ratio
In millions of USD, except ratio data (Unaudited)

The following tables reconcile Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Total Stockholders' Equity - (a)	29,351	29,574	29,159	28,636	28,090

Current and Long-Term Debt (GAAP) - (b)	4,752	3,776	3,784	3,791	3,799
Less: Cash	(7,092)	(6,122)	(5,431)	(5,292)	(5,278)
Net Debt (Non-GAAP) - (c)	(2,340)	(2,346)	(1,647)	(1,501)	(1,479)

Total Capitalization (GAAP) - (a) + (b)	34,103	33,350	32,943	32,427	31,889

Total Capitalization (Non-GAAP) - (a) + (c)	27,011	27,228	27,512	27,135	26,611

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	13.9%	11.3%	11.5%	11.7%	11.9%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	-8.7%	-8.6%	-6.0%	-5.5%	-5.6%

Proved Reserves and Reserve Replacement Data
(Unaudited)

2024 Net Proved Reserves Reconciliation Summary	United States	Trinidad	Other International	Total
Crude Oil and Condensate (MMBbl)
Beginning Reserves	1,754	2	—	1,756
Revisions	71	—	—	71
Purchases in Place	3	—	—	3
Extensions, Discoveries and Other Additions	228	—	—	228
Sales in Place	(8)	—	—	(8)
Production	(180)	—	—	(180)
Ending Reserves	1,868	2	—	1,870

Natural Gas Liquids (MMBbl)
Beginning Reserves	1,254	—	—	1,254
Revisions	31	—	—	31
Purchases in Place	2	—	—	2
Extensions, Discoveries and Other Additions	164	—	—	164
Sales in Place	(3)	—	—	(3)
Production	(90)	—	—	(90)
Ending Reserves	1,358	—	—	1,358

Natural Gas (Bcf)
Beginning Reserves	8,630	300	—	8,930
Revisions	(202)	2	—	(200)
Purchases in Place	10	—	—	10
Extensions, Discoveries and Other Additions	1,098	23	—	1,121
Sales in Place	(14)	—	—	(14)
Production	(644)	(81)	—	(725)
Ending Reserves	8,878	244	—	9,122

Oil Equivalents (MMBoe)
Beginning Reserves	4,447	51	—	4,498
Revisions	68	1	—	69
Purchases in Place	6	—	—	6
Extensions, Discoveries and Other Additions	576	4	—	580
Sales in Place	(14)	—	—	(14)
Production	(377)	(14)	—	(391)
Ending Reserves	4,706	42	—	4,748

Net Proved Developed Reserves (MMBoe)
At December 31, 2023	2,322	27	—	2,349
At December 31, 2024	2,542	24	—	2,566

2024 Exploration and Development Expenditures ($ Millions)

Acquisition Cost of Unproved Properties	229	—	1	230
Exploration Costs	286	115	28	429
Development Costs	4,820	124	—	4,944
Total Drilling	5,335	239	29	5,603
Acquisition Cost of Proved Properties	33	—	—	33
Asset Retirement Costs	(37)	8	27	(2)
Total Exploration and Development Expenditures	5,331	247	56	5,634
Gathering, Processing and Other	1,017	2	—	1,019
Total Expenditures	6,348	249	56	6,653
Proceeds from Sales in Place	(23)	—	—	(23)
Net Expenditures	6,325	249	56	6,630

Reserve Replacement Costs ($ / Boe) *
All-in Total, Net of Revisions	7.85	47.00	—	8.17
All-in Total, Excluding Revisions Due to Price	6.41	47.00	—	6.68

Reserve Replacement *
Drilling Only	153%	29%	0%	148%
All-in Total, Net of Revisions and Dispositions	169%	36%	0%	164%
All-in Total, Excluding Revisions Due to Price	207%	36%	0%	201%
All-in Total, Liquids	181%	0%	0%	181%

* See following reconciliation schedule for calculation methodology

Reserve Replacement Cost Data
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2024	United States	Trinidad	Other International	Total

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,331	247	56	5,634
Less: Asset Retirement Costs	37	(8)	(27)	2
Non-Cash Acquisition Costs of Unproved Properties	(85)	—	—	(85)
Total Acquisition Costs of Proved Properties	(33)	—	—	(33)
Exploration Expenses	(154)	(4)	(16)	(174)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	5,096	235	13	5,344

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,331	247	56	5,634
Less: Asset Retirement Costs	37	(8)	(27)	2
Non-Cash Acquisition Costs of Unproved Properties	(85)	—	—	(85)
Non-Cash Acquisition Costs of Proved Properties	(24)	—	—	(24)
Exploration Expenses	(154)	(4)	(16)	(174)
Total Exploration and Development Expenditures (Non-GAAP) - (b)	5,105	235	13	5,353

Total Expenditures (GAAP)	6,348	249	56	6,653
Less: Asset Retirement Costs	37	(8)	(27)	2
Non-Cash Acquisition Costs of Unproved Properties	(85)	—	—	(85)
Non-Cash Acquisition Costs of Proved Properties	(24)	—	—	(24)
Exploration Expenses	(154)	(4)	(16)	(174)
Total Cash Expenditures (Non-GAAP)	6,122	237	13	6,372

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (c)	(146)	—	—	(146)
Revisions Other Than Price	214	1	—	215
Purchases in Place	6	—	—	6
Extensions, Discoveries and Other Additions - (d)	576	4	—	580
Total Proved Reserve Additions - (e)	650	5	—	655
Sales in Place	(14)	—	—	(14)
Net Proved Reserve Additions From All Sources - (f)	636	5	—	641

Production - (g)	377	14	—	391

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / d)	8.85	58.75	—	9.21
All-in Total, Net of Revisions - (b / e)	7.85	47.00	—	8.17
All-in Total, Excluding Revisions Due to Price - (b / (e - c))	6.41	47.00	—	6.68

Reserve Replacement
Drilling Only - (d / g)	153%	29%	0%	148%
All-in Total, Net of Revisions and Dispositions - (f / g)	169%	36%	0%	164%
All-in Total, Excluding Revisions Due to Price - ((f - c) / g)	207%	36%	0%	201%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2024	United States	Trinidad	Other International	Total

Net Proved Reserve Additions From All Sources - Liquids (MMBbl)
Revisions	102	—	—	102
Purchases in Place	5	—	—	5
Extensions, Discoveries and Other Additions - (h)	392	—	—	392
Total Proved Reserve Additions	499	—	—	499
Sales in Place	(11)	—	—	(11)
Net Proved Reserve Additions From All Sources - (i)	488	—	—	488

Production - (j)	270	—	—	270

Reserve Replacement - Liquids
Drilling Only - (h / j)	145%	0%	0%	145%
All-in Total, Net of Revisions and Dispositions - (i / j)	181%	0%	0%	181%

Reserve Replacement Cost Data (Continued)
(Unaudited; in millions, except ratio data)

For the Twelve Months Ended December 31, 2024

Proved Developed Reserve Replacement Costs ($ / Boe)	Total
Total Costs Incurred in Exploration and Development Activities (GAAP) - (k)	5,634
Less: Asset Retirement Costs	2
Acquisition Costs of Unproved Properties	(230)
Acquisition Costs of Proved Properties	(33)
Exploration Expenses	(174)
Drillbit Exploration and Development Expenditures (Non-GAAP) - (l)	5,199

Total Proved Reserves - Extensions, Discoveries and Other Additions (MMBoe)	580
Add: Conversion of Proved Undeveloped Reserves to Proved Developed	370
Less: Proved Undeveloped Extensions and Discoveries	(479)
Proved Developed Reserves - Extensions and Discoveries (MMBoe)	471

Total Proved Reserves - Revisions (MMBoe)	69
Less: Proved Undeveloped Reserves - Revisions	66
Proved Developed - Revisions Due to Price	41
Proved Developed Reserves - Revisions Other Than Price (MMBoe)	176

Proved Developed Reserves - Extensions and Discoveries Plus Revisions Other Than Price (MMBoe) - (m)	647

Proved Developed Reserve Replacement Costs Excluding Revisions Due to Price ($ / Boe) (GAAP) - (k / m)	8.71

Proved Developed Reserve Replacement Costs Excluding Revisions Due to Price ($ / Boe) (Non-GAAP) - (l / m)	8.04

Reserve Replacement Cost Data
In millions of USD, except reserves and ratio data (Unaudited)

The following table reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) and Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including “Drilling Only” and “All-In”, which reflect total exploration and development expenditures divided by total net proved reserve additions from extensions and discoveries only, or from all sources. Combined with Reserve Replacement, these statistics (and the non-GAAP measures used in calculating such statistics) provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics (and the non-GAAP measures used in calculating such statistics) are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures.

	2024	2023	2022	2021

Total Costs Incurred in Exploration and Development Activities (GAAP)	5,634	6,018	5,229	3,969
Less: Asset Retirement Costs	2	(257)	(298)	(127)
Non-Cash Acquisition Costs of Unproved Properties	(85)	(99)	(127)	(45)
Total Acquisition Costs of Proved Properties	(33)	(16)	(419)	(100)
Non-Cash Development Drilling	—	(90)	—	—
Exploration Expenses	(174)	(181)	(159)	(154)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	5,344	5,375	4,226	3,543

Total Costs Incurred in Exploration and Development Activities (GAAP) - (b)	5,634	6,018	5,229	3,969
Less: Asset Retirement Costs	2	(257)	(298)	(127)
Non-Cash Acquisition Costs of Unproved Properties	(85)	(99)	(127)	(45)
Non-Cash Acquisition Costs of Proved Properties	(24)	(6)	(26)	(5)
Non-Cash Development Drilling	—	(90)	—	—
Exploration Expenses	(174)	(181)	(159)	(154)
Total Exploration and Development Expenditures (Non-GAAP) - (c)	5,353	5,385	4,619	3,638

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (d)	(146)	(110)	11	194
Revisions Other Than Price	215	139	325	(308)
Purchases in Place	6	2	16	9
Extensions, Discoveries and Other Additions - (e)	580	607	560	952
Total Proved Reserve Additions - (f)	655	638	912	847
Sales in Place	(14)	(17)	(88)	(11)
Net Proved Reserve Additions From All Sources	641	621	824	836

Production	391	361	333	309

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / e)	9.21	8.86	7.55	3.72
All-in Total, Net of Revisions - (c / f)	8.17	8.44	5.06	4.30
All-in Total, Excluding Revisions Due to Price (GAAP) - (b / ( f - d))	7.03	8.05	5.80	6.08
All-in Total, Excluding Revisions Due to Price (Non-GAAP) - (c / ( f - d))	6.68	7.20	5.13	5.57

Reserve Replacement Cost Data (Continued)
In millions of USD, except reserves and ratio data (Unaudited)

	2020	2019	2018

Total Costs Incurred in Exploration and Development Activities (GAAP)	3,718	6,628	6,420
Less: Asset Retirement Costs	(117)	(186)	(70)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)
Total Acquisition Costs of Proved Properties	(135)	(380)	(124)
Exploration Expenses	(146)	(140)	(149)
Total Exploration and Development Expenditures for Drilling Only (Non-GAAP) - (a)	3,123	5,824	5,786

Total Costs Incurred in Exploration and Development Activities (GAAP) - (b)	3,718	6,628	6,420
Less: Asset Retirement Costs	(117)	(186)	(70)
Non-Cash Acquisition Costs of Unproved Properties	(197)	(98)	(291)
Non-Cash Acquisition Costs of Proved Properties	(15)	(52)	(71)
Exploration Expenses	(146)	(140)	(149)
Total Exploration and Development Expenditures (Non-GAAP) - (c)	3,243	6,152	5,839

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions Due to Price - (d)	(278)	(60)	35
Revisions Other Than Price	(89)	—	(40)
Purchases in Place	10	17	12
Extensions, Discoveries and Other Additions - (e)	564	750	670
Total Proved Reserve Additions - (f)	207	707	677
Sales in Place	(31)	(5)	(11)
Net Proved Reserve Additions From All Sources	176	702	666

Production	285	301	265

Reserve Replacement Costs ($ / Boe)
Total Drilling, Before Revisions - (a / e)	5.54	7.77	8.64
All-in Total, Net of Revisions - (c / f)	15.67	8.70	8.62
All-in Total, Excluding Revisions Due to Price (GAAP) - (b / ( f - d))	7.67	8.64	10.00
All-in Total, Excluding Revisions Due to Price (Non-GAAP) - (c / ( f - d))	6.69	8.02	9.10

Definitions
$/Boe	U.S. Dollars per barrel of oil equivalent
MMBoe	Million barrels of oil equivalent

Revenues, Costs and Margins Per Barrel of Oil Equivalent
In millions of USD, except Boe and per Boe amounts (Unaudited)

EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who review certain components and/or groups of components of revenues, costs and/or margins per barrel of oil equivalent (Boe). Certain of these components are adjusted for non-recurring and certain other items, as further discussed below. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023

Volume - Million Barrels of Oil Equivalent - (a)	100.8	99.0	95.3	93.6	94.4

Total Operating Revenues and Other (b)	5,585	5,965	6,025	6,123	6,357
Total Operating Expenses (c)	3,993	3,876	3,895	3,852	3,853
Operating Income (d)	1,592	2,089	2,130	2,271	2,504

Wellhead Revenues
Crude Oil and Condensate	3,261	3,488	3,692	3,480	3,597
Natural Gas Liquids	554	524	515	513	484
Natural Gas	494	372	303	382	476
Total Wellhead Revenues - (e)	4,309	4,384	4,510	4,375	4,557

Operating Costs
Lease and Well	394	392	390	396	378
Gathering, Processing and Transportation Costs (1)	441	445	423	413	423
General and Administrative (GAAP)	189	167	151	162	192
Less: Severance Tax Consulting Fees	—	(10)	—	—	—
General and Administrative (Non-GAAP) (3)	189	157	151	162	192
Taxes Other Than Income (GAAP)	291	283	337	338	301
Add: Severance Tax Refund	—	31	—	—	—
Taxes Other Than Income (Non-GAAP) (4)	291	314	337	338	301
Interest Expense, Net	38	31	36	33	35
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) (f)	1,353	1,318	1,337	1,342	1,329
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) (g)	1,353	1,339	1,337	1,342	1,329

Depreciation, Depletion and Amortization (DD&A)	1,019	1,031	984	1,074	930

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	2,372	2,349	2,321	2,416	2,259
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	2,372	2,370	2,321	2,416	2,259

Exploration Costs	52	43	34	45	41
Dry Hole Costs	8	—	5	1	—
Impairments	276	15	81	19	79
Total Exploration Costs (GAAP)	336	58	120	65	120
Less: Certain Impairments (2)	(254)	—	(35)	(2)	(19)
Total Exploration Costs (Non-GAAP)	82	58	85	63	101

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	2,708	2,407	2,441	2,481	2,379
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	2,454	2,428	2,406	2,479	2,360

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	1,601	1,977	2,069	1,894	2,178
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	1,855	1,956	2,104	1,896	2,197

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	55.41	60.25	63.22	65.42	67.34
Composite Average Operating Expenses per Boe - (c) / (a)	39.62	39.15	40.87	41.16	40.81
Composite Average Operating Income per Boe - (d) / (a)	15.79	21.10	22.35	24.26	26.53

Composite Average Wellhead Revenue per Boe - (e) / (a)	42.74	44.31	47.31	46.73	48.27

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.42	13.32	14.03	14.33	14.08

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	29.32	30.99	33.28	32.40	34.19

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	23.53	23.74	24.35	25.80	23.93

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	19.21	20.57	22.96	20.93	24.34

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	26.86	24.33	25.61	26.49	25.20

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	15.88	19.98	21.70	20.24	23.07

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	13.42	13.53	14.03	14.33	14.08

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	29.32	30.78	33.28	32.40	34.19

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	23.53	23.95	24.35	25.80	23.93

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	19.21	20.36	22.96	20.93	24.34

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	24.34	24.54	25.24	26.47	25.00

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	18.40	19.77	22.07	20.26	23.27

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)

	2024	2023	2022	2021

Volume - Million Barrels of Oil Equivalent - (a)	388.7	359.4	331.5	302.5

Total Operating Revenues and Other (b)	23,698	24,186	25,702	18,642
Total Operating Expenses (c)	15,616	14,583	15,736	12,540
Operating Income (Loss) (d)	8,082	9,603	9,966	6,102

Wellhead Revenues
Crude Oil and Condensate	13,921	13,748	16,367	11,125
Natural Gas Liquids	2,106	1,884	2,648	1,812
Natural Gas	1,551	1,744	3,781	2,444
Total Wellhead Revenues - (e)	17,578	17,376	22,796	15,381

Operating Costs
Lease and Well	1,572	1,454	1,331	1,135
Gathering, Processing and Transportation Costs (1)	1,722	1,620	1,587	1,422
General and Administrative (GAAP)	669	640	570	511
Less: Severance Tax Consulting Fees	(10)	—	(16)	—
General and Administrative (Non-GAAP) (3)	659	640	554	511
Taxes Other Than Income (GAAP)	1,249	1,284	1,585	1,047
Add: Severance Tax Refund	31	—	115	—
Taxes Other Than Income (Non-GAAP) (4)	1,280	1,284	1,700	1,047
Interest Expense, Net	138	148	179	178
Total Operating Cost (GAAP) (excluding DD&A and Total Exploration Costs) - (f)	5,350	5,146	5,252	4,293
Total Operating Cost (Non-GAAP) (excluding DD&A and Total Exploration Costs) - (g)	5,371	5,146	5,351	4,293

Depreciation, Depletion and Amortization (DD&A)	4,108	3,492	3,542	3,651

Total Operating Cost (GAAP) (excluding Total Exploration Costs) - (h)	9,458	8,638	8,794	7,944
Total Operating Cost (Non-GAAP) (excluding Total Exploration Costs) - (i)	9,479	8,638	8,893	7,944

Exploration Costs	174	181	159	154
Dry Hole Costs	14	1	45	71
Impairments	391	202	382	376
Total Exploration Costs (GAAP)	579	384	586	601
Less: Certain Impairments (2)	(291)	(42)	(113)	(15)
Total Exploration Costs (Non-GAAP)	288	342	473	586

Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP)) - (j)	10,037	9,022	9,380	8,545
Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP)) - (k)	9,767	8,980	9,366	8,530

Total Wellhead Revenues less Total Operating Cost (GAAP) (including Total Exploration Costs (GAAP))	7,541	8,354	13,416	6,836
Total Wellhead Revenues less Total Operating Cost (Non-GAAP) (including Total Exploration Costs (Non-GAAP))	7,811	8,396	13,430	6,851

Revenues, Costs and Margins Per Barrel of Oil Equivalent (Continued)
In millions of USD, except Boe and per Boe amounts (Unaudited)
	2024	2023	2022	2021

Per Barrel of Oil Equivalent (Boe) Calculations (GAAP)

Composite Average Operating Revenues and Other per Boe - (b) / (a)	60.97	67.30	77.53	61.63
Composite Average Operating Expenses per Boe - (c) / (a)	40.18	40.58	47.47	41.46
Composite Average Operating Income (Loss) per Boe - (d) / (a)	20.79	26.72	30.06	20.17

Composite Average Wellhead Revenue per Boe - (e) / (a)	45.22	48.34	68.77	50.84

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (f) / (a)	13.76	14.31	15.84	14.19

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (f) / (a)]	31.46	34.03	52.93	36.65

Total Operating Cost per Boe (excluding Total Exploration Costs) - (h) / (a)	24.33	24.03	26.53	26.26

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (h) / (a)]	20.89	24.31	42.24	24.58

Total Operating Cost per Boe (including Total Exploration Costs) - (j) / (a)	25.82	25.10	28.30	28.25

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (j) / (a)]	19.40	23.24	40.47	22.59

Per Barrel of Oil Equivalent (Boe) Calculations (Non-GAAP)

Total Operating Cost per Boe (excluding DD&A and Total Exploration Costs) - (g) / (a)	13.82	14.31	16.14	14.19

Composite Average Margin per Boe (excluding DD&A and Total Exploration Costs) - [(e) / (a) - (g) / (a)]	31.40	34.03	52.63	36.65

Total Operating Cost per Boe (excluding Total Exploration Costs) - (i) / (a)	24.39	24.03	26.83	26.26

Composite Average Margin per Boe (excluding Total Exploration Costs) - [(e) / (a) - (i) / (a)]	20.83	24.31	41.94	24.58

Total Operating Cost per Boe (including Total Exploration Costs) - (k) / (a)	25.13	24.98	28.26	28.20

Composite Average Margin per Boe (including Total Exploration Costs) - [(e) / (a) - (k) / (a)]	20.09	23.36	40.51	22.64

(1)Effective January 1, 2024, EOG combined Transportation Costs and Gathering and Processing Costs into one line item titled Gathering, Processing and Transportation Costs. This presentation has been conformed for all periods presented and had no impact on previously reported Net Income.
(2)In general, EOG excludes impairments which are (i) attributable to declines in commodity prices, (ii) related to sales of certain oil and gas properties or (iii) the result of certain other events or decisions (e.g., a periodic review of EOG's oil and gas properties or other assets). EOG believes excluding these impairments from total exploration costs is appropriate and provides useful information to investors, as such impairments were caused by factors outside of EOG’s control (versus, for example, impairments that are due to EOG’s proved oil and gas properties not being as productive as it originally estimated).
(3)EOG believes excluding the above-referenced items from General and Administrative Costs is appropriate and provides useful information to investors, as EOG views such items as non-recurring.
(4)EOG believes excluding the above-referenced items from Taxes Other Than Income is appropriate and provides useful information to investors, as EOG views such items as non-recurring.